Exhibit 4.1

SPECIMEN
SPECIMEN

NUMBER

SHARES

iOThree Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

ORDINARY SHARES

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF THE PAR VALUE OF $0.01 EACH OF

iOThree Limited

transferable on the books of the Company in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the Cayman Islands, and to the Memorandum and Articles of Association of the Company, as now or hereafter amended.

This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

iOThree Limited CORPORATE SEAL 2023 CAYMAN ISLANDS

SPECIMEN
NOT NEGOTIABLE

DIRECTOR

CHIEF EXECUTIVE OFFICER AND CHAIRMAN

© COLUMBIA PRINTING SERVICES, LLC

COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - ....................Custodian.................... TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act ................................................... (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ( PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17 Ad - 15 .